Exhibit 99.(q)(2)

MANNING & NAPIER FUND, INC.

POWER OF ATTORNEY

I, the undersigned Director and/or officer of the Manning & Napier Fund, Inc. (the “Fund”), do hereby constitute and appoint B. Reuben Auspitz, Christine Glavin, Jodi Hedberg and each of them singly, my true and lawful attorneys and agents, with full power of substitution and resubstitution, to sign for me and in my name, place and stead, and in the capacity indicated below, to sign any and all Registration Statements and all amendments thereto relating to the offering of the Fund’s shares under the provisions of the Investment Company Act of 1940 and/or the Securities Act of 1933, each such Act as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys and agents, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done, hereby ratifying and confirming all that said attorneys and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue of hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand and seal as of the date set forth below.

/s/ Richard M. Hurwitz
Richard M. Hurwitz
Director

Dated: February 15, 2009